Exhibit 3.2

BYLAWS

OF

FINCH THERAPEUTICS GROUP, INC.

a Delaware Corporation

1

	3.8	Action Without a Meeting	7

	3.9	Telephonic Meeting	7

	3.10	Committees	7

	3.11	Committee Authority	7

	3.12	Subcommittees	7

	3.13	Committee Minutes	8

	3.14	Directors Compensation	8

	3.15	Resignation	8

	3.16	Removal	8

4.	Notices		8

	4.1	Notice to Directors and Stockholders	8

	4.2	Intentionally omitted.	9

	4.3	Intentionally omitted.	9

	4.4	Waiver	9

	4.5	Definition of Electronic Transmission	9

5.	Officers		9

	5.1	Enumeration	9

	5.2	Election	9

	5.3	Appointment of Other Agents	9

	5.4	Compensation	9

	5.5	Tenure	9

	5.6	Chairman of the Board and Vice-Chairman of the Board	10

	5.7	President	10

	5.8	Vice-President	10

	5.9	Secretary	10

	5.10	Assistant Secretary	10

	5.11	Chief Financial Officer	11

	5.12	Assistant Treasurer	11

6.	Capital Stock		11

	6.1	Certificates	11

	6.2	Class or Series	11

	6.3	Signature	12

	6.4	Lost Certificates	12

2

	6.5	Transfer of Stock	12

	6.6	Registered Stockholders	12

7.	General Provisions		12

	7.1	Dividends	12

	7.2	Record Date for Dividends	13

	7.3	Checks	13

	7.4	Fiscal Year	13

	7.5	Seal	13

	7.6	Loans	13

8.	Indemnification		13

	8.1	Scope	13

	8.2	Advancing Expenses	14

	8.3	Liability Offset	14

	8.4	Continuing Obligation	14

	8.5	Nonexclusive	14

	8.6	Other Persons	14

	8.7	Definitions	14

9.	Amendments		15

10.	Right of First Refusal		15

	10.1	Notice of Proposed Transfer	15

	10.2	Corporate Option to Purchase	15

	10.3	Closing of Corporate or Stockholder Purchase	15

	10.4	Sale by Selling Stockholder	15

	10.5	Permitted Transactions	16

	10.6	Waiver of Right of First Refusal	16

	10.7	Void Transfers	16

	10.8	Termination of Right of First Refusal	16

	10.9	Legends	17

3

BYLAWS

OF

FINCH THERAPEUTICS GROUP, INC.

a Delaware corporation

THESE BYLAWS (these “Bylaws”) of Finch Therapeutics Group, Inc., a Delaware corporation, are subject to the terms and provisions of (i) that certain Voting Agreement, dated as of September 21, 2017 (as amended, restated or modified from time to time, the “Voting Agreement”), (ii) that certain Stockholders Agreement, dated as of September 21, 2017 (as amended, restated or modified from time to time, the “Stockholders Agreement”), and (iii) that certain Right of First Refusal and Co-Sale Agreement, dated as of September 21, 2017 (as amended, restated or modified from time to time, the “ROFR Agreement”, and together with the Voting Agreement and the Stockholders Agreement, the “Governance Agreements”). In the event of any conflict between the provisions of these Bylaws and the provisions of any of the Governance Agreements, the provisions of the Governance Agreements shall control.

1. Offices

1.1 Registered Office. The registered office shall be 251 Little Falls Drive, in the City of Wilmington, County of New Castle, DE 19808.

1.2 Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

2. Meetings Of Stockholders

2.1 Annual Meeting. Unless directors are elected by written consent in lieu of an annual meeting as permitted by Section 2.14, an annual meeting of the stockholders for the election of directors shall be held at such place, if any, either within or without the State of Delaware as shall be designated on an annual basis by the Board of Directors and stated in the notice of the meeting. Any other proper business may be transacted at the annual meeting.

2.2 Meetings by Remote Communication. The Board of Directors may, in its sole discretion, determine that any meeting shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 2.13.

2.3 Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.4 Timing of Notice. Subject to the Stockholders Agreement and unless otherwise provided in the Delaware General Corporation Law (the “DGCL”), the written notice of any meeting ofthe stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.

2.5 Voting List. The officer who has charge of the stock ledger of the corporation shall prepare and make, or cause a third party to prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 2.5 shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

2.6 Special Meetings. Special meetings of the stockholders of this corporation, for any purpose or purposes, subject to the Stockholders Agreement and unless otherwise prescribed by statute or by the Certificate of Incorporation, shall be called by the President or Secretary at the request in writing of a majority of the members of the Board of Directors or at the request in writing of stockholders owning at least 10% of the total voting power of all outstanding shares of stock of this corporation then entitled to vote, and may not be called absent such a request. Such request shall state the purpose or purposes of the proposed meeting.

2.7 Scope of Business at Special Meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

2.8 Quorum. Except as otherwise provided by statute or by the Certificate of Incorporation or the Stockholders Agreement, the holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of stockholders. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting as provided in Section 2.3.

2.9 Qualifications to Vote. The stockholders of record on the books of the corporation at the close of business on the record date as determined by the Board of Directors and only such stockholders shall be entitled to vote at any meeting of stockholders or any adjournment thereof.

2.10 Record Date for Meetings of the Stockholders. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

2.11 Action at Meetings. When a quorum is present at any meeting, the vote of the holders of a majority of the shares of stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of applicable law or of the Certificate of Incorporation or the Governance Agreements, a different vote is required, in which case such express provision shall govern and control the decision of such question.

2.12 Voting and Proxies. Subject to the Governance Agreements and unless otherwise provided in the Certificate of Incorporation, and subject to Section 213 of the DGCL, each stockholder shall be entitled to one vote in person or by proxy for each share of capital stock having voting power held by such stockholder. If the Certificate of Incorporation provides for more or less than one vote for any share, on any matter, every reference in these Bylaws to a majority or other proportion of stock, voting stock or shares shall refer to such majority or other proportion of the votes of such stock, voting stock or shares. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no proxy shall be voted on after 3 years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

2.13 Attendance by Stockholders not Physically Present. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

2.14 Action by Stockholders Without a Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware (by hand or by certified or registered mail, return receipt requested), to its principal place of business, or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded; provided, however, that action by written consent to elect directors, if less than unanimous, shall be in lieu of holding an annual meeting only if all the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders or members to take the action were delivered to the corporation by delivery to its registered office in the State of Delaware (by hand or by certified or registered mail, return receipt requested), to its principal place of business, or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

2.15 Consent by Electronic Transmission. If a stockholder provides consent in writing to action without a meeting by electronic transmission, such consent shall be deemed to have been delivered when such consent is delivered to its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

2.16 Record Date for Action by Stockholders Without a Meeting. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the DGCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

2.17 Nominations for Board of Directors. This Section 2.17 is subject to the Voting Agreement (including, but not limited to, Section 1 of the Voting Agreement). Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Nominations, other than those made by the Board of Directors of the corporation or in accordance with the Voting Agreement, must be preceded by notification in writing in fact received by the Secretary of the corporation not less than 60 days prior to any meeting of stockholders called for the election of directors. Such notification shall contain the written consent of each proposed nominee to serve as a director if so elected and the following information as to each proposed nominee and as to each person, acting alone or in conjunction with one or more other persons as a partnership, limited partnership, syndicate or other group, who participates or is expected to participate in making such nomination or in organizing, directing or financing such nomination or solicitation of proxies to vote for the nominee:

(i) the name, age, residence, address, and business address of each proposed nominee and of each such person;

(ii) the principal occupation or employment, the name, type of business and address of the corporation or other organization in which such employment is carried on of each proposed nominee and of each such person;

(iii) the amount of stock of the corporation owned beneficially, either directly or indirectly, by each proposed nominee and each such person; and

(iv) a description of any arrangement or understanding of each proposed nominee and of each such person with each other or any other person regarding future employment or any future transaction to which the corporation will or may be a party.

The presiding officer of the meeting shall have the authority to determine and declare to the meeting that a nomination not preceded by notification made in accordance with the foregoing procedure shall be disregarded.

3. Directors. This Section 3 is subject to the Voting Agreement (including, but not limited to, Section 1 of the Voting Agreement).

3.1 Powers. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, except as may otherwise be provided by law or in the Certificate of Incorporation or the Governance Agreements. All powers of the corporation, except those specifically reserved or granted to the stockholders by law, the Certificate of Incorporation, these Bylaws or the Governance Agreements, are hereby granted to and vested in the Board of Directors.

3.2 Number; Election; Tenure and Qualification. The Board of Directors of the corporation shall consist of five members, each of whom shall be a natural person and elected to the Board of Directors pursuant to the Voting Agreement. Subject to the Voting Agreement, the number of directors which shall constitute the whole board shall be fixed from time to time by resolution of the Board of Directors or by the stockholders at the annual meeting of the stockholders, with the exception of the first Board of Directors, which shall be elected by the incorporator. Except as provided in the Certificate of Incorporation, these Bylaws or the Voting Agreement, the directors shall be elected at the annual meeting of the stockholders by a plurality vote of the shares represented in person or by proxy. Each director elected shall hold office until such director’s successor is elected and qualified or until such director’s earlier resignation or removal. Directors need not be stockholders.

3.3 Vacancies and Newly Created Directorships. Unless otherwise provided in the Certificate of Incorporation, these Bylaws or the Voting Agreement, vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled in accordance with the Voting Agreement. If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the voting stock at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office, which election shall be governed by Section 211 of the DGCL as far as applicable.

3.4 Meeting of Newly Elected Board of Directors. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at such time, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

3.5 Regular Meetings. Regular meetings of the Board of Directors may be held by 5 days’ notice at such time and at such place as shall from time to time be determined by the Board of Directors; provided that any director who is absent when such a determination is made shall be given reasonable advance notice of such time and location. Regular meetings of the Board of Directors shall be held not less frequently than once per quarter.

3.6 Special Meetings. Special meetings of the Board of Directors may be called by the President on 2 days’ notice to each director by overnight courier service, or electronic transmission; special meetings shall be called by the President or Secretary in a like manner and on like notice on the written request of two directors unless the Board of Directors consists of only one director, in which case special meetings shall be called by the President or Secretary in a like manner and on like notice on the written request of the sole director. Notice may be waived in accordance with Section 229 of the DGCL.

3.7 Quorum and Action at Meetings. This Section 3.7 is subject to the Voting Agreement (including, but not limited to, Section 7 of the Voting Agreement). At all meetings of the Board of Directors, a majority of the total number of directors (and including at least one (1) Finch Designee (as defined in the Voting Agreement) and at least one (1) Crestovo Designee (as defined in the Voting Agreement)) then in office shall constitute a quorum for the transaction of business unless the Certificate of Incorporation requires a greater number; provided that after notice of a meeting at which a quorum is not present as a result of there being absent the Finch Designees (as defined in the Voting Agreement) or the Crestovo Designees (as defined in the Voting Agreement), as applicable, such meeting may be re-noticed in accordance with these Bylaws and at any such re-noticed meeting a majority of the total number of directors then in office shall constitute a quorum for the transaction of business unless the Certificate of Incorporation requires a greater number (without regard to whether such majority includes at least one (1) Finch Designee (as defined in the Voting Agreement) and at least one (1) Crestovo Designee (as defined in the Voting Agreement)). The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation or the Governance Agreements shall require a vote of a greater number. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.8 Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation, these Bylaws, or the Governance Agreements, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.9 Telephonic Meeting. Unless otherwise restricted by the Certificate of Incorporation or the Governance Agreements, members of the Board of Directors, or any committee designated by the Board of Directors, or any subcommittee designated by any such committee, may participate in a meeting of the Board of Directors, or any committee or subcommittee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.10 Committees. A Board Supermajority (as defined in the Voting Agreement), may designate one or more committees, each committee to consist of 1 or more of the directors of the corporation. A Board Supermajority may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

3.11 Committee Authority. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (i) approving, adopting or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any Bylaw of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

3.12 Subcommittees. Unless otherwise provided in the Certificate of Incorporation or the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the committee.

3.13 Committee Minutes. Each committee and subcommittee shall keep regular minutes of its meetings and report the same to the Board of Directors when required to do so by the Board of Directors.

3.14 Directors Compensation. Unless otherwise restricted by the Certificate of Incorporation, these Bylaws, or the Governance Agreements, a Board Supermajority shall have the authority to fix the compensation of directors and which compensation may be made of cash or equity. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees or subcommittees may be allowed like compensation for attending committee or subcommittee meetings.

3.15 Resignation. This Section 3.15 is subject to the Voting Agreement (including, but not limited to, Section 7 of the Voting Agreement). Any director or officer of the corporation may resign at any time upon notice given in writing or by electronic transmission to the corporation. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. The acceptance of a resignation shall not be necessary to make it effective unless expressly so provided in the resignation.

3.16 Removal. This Section 3.16 is subject to the Voting Agreement (including, but not limited to, Section 7 of the Voting Agreement). Unless otherwise restricted by the Certificate of Incorporation, these Bylaws or applicable law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

4. Notices

4.1 Notice to Directors and Stockholders. All notices and other communications given or made pursuant to these Bylaws shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; or (iii) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A to the Stockholders Agreement (in the case of stockholders), as provided by the each respective member of the Board of Directors (in the case of the members of the Board of Directors) or to the principal office of the Company and to the attention of the Chief Executive Officer (in the case of the Company) or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Section 4.1 of these Bylaws or Section 6.5 of the Stockholders Agreement. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Notice to directors may also be given by telephone or electronic transmission (with confirmation of receipt if such electronic transmission is by telegram).

4.2 Intentionally omitted.

4.3 Intentionally omitted.

4.4 Waiver. Whenever any notice is required to be given under any provision of the DGCL or of the Certificate of Incorporation, these Bylaws, or the Governance Agreements, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee or subcommittee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws. Attendance at the meeting is not a waiver of any right to object to the consideration of matters required by the DGCL to be included in the notice of the meeting but not so included, if such objection is expressly made at the meeting.

4.5 Definition of Electronic Transmission. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process. For the avoidance of doubt, “electronic transmission” does not include transmission by facsimile.

5. Officers

5.1 Enumeration. The officers of the corporation shall be chosen by the Board of Directors and shall include a President, a Secretary, a Treasurer (who may also be referred to as the Chief Financial Officer) and such other officers with such other titles as the Board of Directors shall determine. The Board of Directors may elect from among its members a Chairman or Chairmen of the Board and a Vice Chairman of the Board. The Board of Directors may also choose one or more Vice-Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

5.2 Election. The Board of Directors at its first meeting after each annual meeting of stockholders shall elect a President, a Secretary, a Treasurer and such other officers with such other titles as the Board of Directors shall determine.

5.3 Appointment of Other Agents. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

5.4 Compensation. Subject to the Governance Agreements, the salaries of all officers of the corporation shall be fixed by the Board of Directors or a committee thereof. The salaries of agents of the corporation shall, unless fixed by the Board of Directors, be fixed by the President or any Vice- President of the corporation.

5.5 Tenure. Each officer shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the directors of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

5.6 Chairman of the Board and Vice-Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which the Chairman shall be present. The Chairman shall have and may exercise such powers as are, from time to time, assigned to the Chairman by the Board of Directors and as may be provided by law. In the absence of the Chairman of the Board, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which the Vice Chairman shall be present. The Vice Chairman shall have and may exercise such powers as are, from time to time, assigned to such person by the Board of Directors and as may be provided by law.

5.7 President. The President shall be the Chief Executive Officer of the corporation unless such title is assigned to another officer of the corporation; in the absence of a Chairman and Vice Chairman of the Board, the President shall preside as the chairman of meetings of the stockholders and the Board of Directors; and the President shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President or any Vice President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

5.8 Vice-President. In the absence of the President or in the event of the President’s inability or refusal to act, the Vice-President, if any (or in the event there be more than one Vice- President, the Vice-Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice- President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

5.9 Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall be subject. The Secretary shall have custody of the corporate seal of the corporation and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the Secretary’s signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by such officer’s signature.

5.10 Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

5.11 Chief Financial Officer. The Chief Financial Officer may also be designated by the alternate title of “Treasurer.” The Chief Financial Officer shall have the custody of all moneys and securities of the Corporation and shall keep regular books of account. Such officer shall disburse funds of the Corporation in payment of the just demands against the Corporation, or as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Board from time to time as may be required of such officer, an account of all transactions as Chief Financial Officer and of the financial condition of the Corporation. Such officer shall perform all duties incident to such office or that are properly required by the President or by the Board. If required by the Board of Directors, the Chief Financial Officer shall give the corporation a bond (which shall be renewed every 6 years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of such officer’s office and for the restoration to the corporation, in case of such officer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in such officer’s possession or control belonging to the corporation.

5.12 Assistant Treasurer. The Assistant Treasurer or the Assistant Treasurers, in the order of their seniority, shall, in the absence or disability of the Chief Financial Officer, or in the event of such officer’s refusal to act, perform the duties and exercise the powers of the Chief Financial Officer, and shall have such powers and discharge such duties as may be assigned from time to time by the President or by the Board of Directors.

6. Capital Stock

6.1 Certificates. The shares of the corporation shall be represented by a certificate, unless and until the Board of Directors adopts a resolution permitting shares to be uncertificated. Certificates shall be signed by, or in the name of the corporation by, (i) the Chairman of the Board, the Vice- Chairman of the Board, the President or a Vice-President, and (ii) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, certifying the number of shares owned by such stockholder in the corporation. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be specified.

6.2 Class or Series. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the DGCL or a statement that the corporation will furnish without charge, to each stockholder who so requests, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

6.3 Signature. Any of or all of the signatures on a certificate may be electronic. In case any officer, transfer agent or registrar who has signed or whose electronic signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

6.4 Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

6.5 Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.

6.6 Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

7. General Provisions

7.1 Dividends. Dividends upon the capital stock of the corporation, subject to the applicable provisions, if any, of the Certificate of Incorporation and the Governance Agreements, may be declared by a Board Supermajority at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as a Board Supermajority from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as a Board Supermajority shall think conducive to the interest of the corporation, and a Board Supermajority may modify or abolish any such reserve in the manner in which it was created.

7.2 Record Date for Dividends. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

7.3 Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as a Board Supermajority may from time to time designate.

7.4 Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of a Board Supermajority.

7.5 Seal. A Board Supermajority may adopt a corporate seal having inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

7.6 Loans. Subject to the Governance Agreements, a Board Supermajority of the corporation may, without stockholder approval, authorize loans to, or guaranty obligations of, or otherwise assist, including, without limitation, the adoption of employee benefit plans under which loans and guarantees may be made, any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of a Board Supermajority, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as a Board Supermajority shall approve, including, without limitation, a pledge of shares of stock of the corporation.

8. Indemnification

8.1 Scope. The corporation shall, to the fullest extent permitted by Section 145 of the DGCL, as that section may be amended and supplemented from time to time, indemnify any director or officer of the corporation, against expenses (including attorneys’ fees), judgments, fines, amounts paid in settlement and/or other matters referred to in or covered by that section, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan. The corporation may, to the fullest extent permitted by Section 145 of the DGCL, as that section may be amended and supplemented from time to time, indemnify any officer, employee or agent of the corporation, against expenses (including attorneys’ fees), judgments, fines, amounts paid in settlement and/or other matters referred to in or covered by that section, by reason of the fact that such person is or was an officer, employee or agent of the corporation, or is or was serving at the request of the corporation as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan.

8.2 Advancing Expenses. Subject to the terms of any separate director Indemnification Agreements to which the corporation may be a party to, expenses (including attorneys’ fees) incurred by a present or former director or officer of the corporation in defending a civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that such person is or was a director or officer of the corporation (or is or was serving at the request of the corporation as a director of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan) shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer of the corporation to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized by relevant provisions of the DGCL; provided, however, the corporation shall not be required to advance such expenses to a director or officer of the corporation (i) who commences any action, suit or proceeding as a plaintiff unless such advance is specifically approved by a majority of the Board of Directors, or (ii) who is a party to an action, suit or proceeding brought by the corporation and approved by a majority of the Board of Directors which alleges willful misappropriation of corporate assets by such director, disclosure of confidential information in violation of such director’s fiduciary or contractual obligations to the corporation, or any other willful and deliberate breach in bad faith of such director or officer of the corporation’s duty to the corporation or its stockholders.

8.3 Liability Offset. Subject to the terms of any separate director Indemnification Agreements to which the corporation may be a party to, the corporation’s obligation to provide indemnification under this Section 8 shall be offset to the extent the indemnified party is indemnified by any other source including, but not limited to, any applicable insurance coverage under a policy maintained by the corporation, the indemnified party or any other person.

8.4 Continuing Obligation. The provisions of this Section 8 shall be deemed to be a contract between the corporation and each director of the corporation who serves in such capacity at any time while these Bylaws are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

8.5 Nonexclusive. The indemnification and advancement of expenses provided for in this Section 8 shall (i) not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) continue as to a person who has ceased to be a director or officer of the corporation and (iii) inure to the benefit of the heirs, executors and administrators of such a person.

8.6 Other Persons. In addition to the indemnification rights of directors, officers, employees, or agents of the corporation, a Board Supermajority in its discretion shall have the power on behalf of the corporation to indemnify any other person made a party to any action, suit or proceeding who the corporation may indemnify under Section 145 of the DGCL.

8.7 Definitions. The phrases and terms set forth in this Section 8 shall be given the same meaning as the identical terms and phrases are given in Section 145 of the DGCL, as that section may be amended and supplemented from time to time.

9. Amendments

Except as otherwise provided in the Certificate of Incorporation, these Bylaws may be altered, amended or repealed, or new bylaws may be adopted, by the holders of at least seventy-five percent (75%) of the outstanding voting shares or by a Board Supermajority, when such power is conferred upon the Board of Directors by the Certificate of Incorporation or the Governance Agreements, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal Bylaws is conferred upon the Board of Directors by the Certificate of Incorporation or the Governance Agreements, it shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws.

10. Right of First Refusal

Subject to the Governance Agreements, no stockholder shall sell, assign, pledge, or in any manner transfer any of the shares of capital stock of the corporation or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer which meets the requirements hereinafter set forth in this Section 10:

10.1 Notice of Proposed Transfer. If the stockholder desires to sell or otherwise transfer any of his or her shares of capital stock, then the stockholder shall first give written notice thereof to the corporation. The notice shall name the proposed transferee and state the number of shares to be transferred, the proposed consideration and all other terms and conditions of the proposed transfer.

10.2 Corporate Option to Purchase. For fifteen (15) days following receipt of such notice, the corporation shall have the option, which option shall be assignable in the Board of Directors’ sole discretion, to purchase all or any part of the shares specified in the notice at the price and upon the terms set forth in such notice. In the event the corporation elects to purchase all the shares, it shall give written notice to the selling stockholder of its election and settlement for said shares shall be made as provided below in Section 10.3.

10.3 Closing of Corporate or Stockholder Purchase. In the event the corporation and/or its assignee(s) elect to acquire any of the shares of the selling stockholder as specified in said selling stockholder’s notice, the corporation shall so notify the selling stockholder and settlement thereof shall be made in cash within thirty (30) days after the corporation receives said selling stockholder’s notice; provided that if the terms of payment set forth in said selling stockholder’s notice were other than cash against delivery, the corporation and/or its assignee(s) shall pay for said shares on the same terms and conditions set forth in said selling stockholder’s notice.

10.4 Sale by Selling Stockholder. In the event the corporation and/or its assignee(s) do not elect to acquire all of the shares specified in the selling stockholder’s notice, said selling stockholder may, within the sixty (60) day period following the expiration of the option rights granted to the corporation and/or its assignee(s) herein, transfer the shares specified in said selling stockholder’s notice which were not acquired by the corporation and/or its assignee(s), in accordance with the provisions of Section 10.5, provided that said sale shall not be on terms and conditions more favorable to the purchaser than those contained in said selling stockholder’s notice. All shares so sold by said selling stockholder shall continue to be subject to the provisions of this bylaw in the same manner as before said transfer.

10.5 Permitted Transactions. Subject to the Governance Agreements, anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from the provisions of this bylaw:

(a) A stockholder’s transfer of any or all shares held either during such stockholder’s lifetime or on death by will or intestacy to such stockholder’s immediate family or to any custodian or trustee for the account of such stockholder or such stockholder’s immediate family. “Immediate family” as used herein shall mean spouse, lineal descendant, father, mother, brother, or sister of the stockholder making such transfer; or

(b) A stockholder’s transfer of any or all of such stockholder’s shares to the corporation;

In any such case, the transferee, assignee or other recipient shall receive and hold such stock subject to the provisions of this bylaw, and there shall be no further transfer of such stock except in accord with this bylaw.

10.6 Waiver of Right of First Refusal. The provisions of this bylaw may be waived with respect to any transfer by the corporation upon duly authorized action of the Board of Directors. This bylaw may be amended or repealed either by a duly authorized action of the Board of Directors or by the stockholders, upon the express written consent of the owners of a majority of the voting power of the corporation.

10.7 Void Transfers. Any sale or transfer, or purported sale or transfer, of securities of the corporation shall be null and void unless the terms, conditions and provisions of this bylaw are strictly observed and followed.

10.8 Termination of Right of First Refusal. The foregoing right of first refusal shall terminate on either of the following dates, whichever shall first occur:

(a) Upon the consummation of a a transaction that qualifies as a “deemed liquidation event,” or similar construct, as set forth in the corporation’s certificate of incorporation as may be now or hereinafter in effect; or

(b) Upon the date of consummation of the corporation’s first firm commitment underwritten public offering of its common stock registered under the Securities Act of 1933, as amended.

10.9 Legends. The certificates representing shares of stock of the corporation shall bear on their face the following legend so long as the foregoing right of first refusal remains in effect:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION AND/OR ITS ASSIGNEE(S), AS PROVIDED IN THE BYLAWS OF THE CORPORATION.”

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FINCH THERAPEUTICS GROUP, INC.

FIRST AMENDMENT

TO

BYLAWS

This FIRST AMENDMENT (this “Amendment”) to the Bylaws (the “By-laws”) of Finch Therapeutics Group, Inc., a Delaware corporation (the “Corporation”), is being adopted by resolution in an Action by Written Consent of the Stockholders, dated on or about February 18, 2018. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the original Bylaws of the Corporation (the “Bylaws”). The Bylaws are hereby amended as follows:

The first sentence of Section 3.2 of the By-Laws is amended so that it now reads, in its entirety:

“The Board of Directors of the corporation shall consist of six (6) members, each of whom shall be a natural person and elected to the Board of Directors pursuant to the Voting Agreement.”

Except to the extent amended hereby, all of the terms, provisions and conditions set forth in the By-laws are hereby ratified and confirmed and shall remain in full force and effect. The Bylaws and this Amendment shall be read and construed together as a single instrument.

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FINCH THERAPEUTICS GROUP, INC.

SECOND AMENDMENT

TO

BYLAWS

This SECOND AMENDMENT (this “Amendment”) to the Bylaws of Finch Therapeutics Group, Inc., a Delaware corporation (the “Corporation”), is being adopted by resolution in an Action by Written Consent of the Stockholders, dated on or about May 9, 2019. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the original Bylaws of the Corporation (the “Bylaws”). The Bylaws are hereby amended as follows:

The first sentence of Section 3.2 of the Bylaws is amended so that it now reads, in its entirety:

“The Board of Directors of the corporation shall consist of seven (7) members, each of whom shall be a natural person and elected to the Board of Directors pursuant to the Voting Agreement.”

Except to the extent amended hereby, all of the terms, provisions and conditions set forth in the Bylaws are hereby ratified and confirmed and shall remain in full force and effect. The Bylaws and this Amendment shall be read and construed together as a single instrument.

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FINCH THERAPEUTICS GROUP, INC.

THIRD AMENDMENT

TO

BYLAWS

This THIRD AMENDMENT (this “Amendment”) to the Bylaws of Finch Therapeutics Group, Inc., a Delaware corporation (the “Corporation”), is being adopted by resolution in an Action by Written Consent of the Stockholders, dated on or about September 2, 2020. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Bylaws of the Corporation a amended and in effect on the date hereof (the “Bylaws”). The Bylaws are hereby amended as follows:

The first sentence of Section 3.2 of the Bylaws is amended so that it now reads, in its entirety:

“The Board of Directors of the corporation shall consist of eight (8) members, each of whom shall be a natural person and elected to the Board of Directors pursuant to the Voting Agreement.”

Except to the extent amended hereby, all of the terms, provisions and conditions set forth in the Bylaws are hereby ratified and confirmed and shall remain in full force and effect. The Bylaws and this Amendment shall be read and construed together as a single instrument.

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